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                                                                    EXHIBIT 14.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated October 7, 2002 for the Van Kampen Tax Managed Equity Growth Fund in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Van Kampen Series Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-104966).




                                    ERNST & YOUNG LLP

Chicago, Illinois
June 9, 2003